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                                                                    Exhibit 23.1

                                                                 ARTHUR ANDERSEN


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 4, 2001 included in the School Specialty Inc. Annual Report on Form 10-K as of and for the fiscal year ended April 28, 2001 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
August 28, 2001